ADVANCED DISPOSAL WASTE HOLDINGS CORP.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
FOR NAMED EXECUTIVE OFFICERS

THIS PERFORMANCE SHARE UNIT AGREEMENT (the “Agreement”) is made effective as of ______________ (the “Date of Grant”) between Advanced Disposal Waste Holdings Corp., a Delaware corporation (the “Company”), and _________________ (the “Participant”).
This Agreement sets forth the general terms and conditions of performance share units (“PSUs”).  By accepting this award, the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.           Grant of the PSUs.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant, a target award consisting of _________ PSUs (the “Target Award”), subject to adjustment as set forth in the Plan.  The number of PSUs to which the Participant will be entitled as of the Scheduled Vesting Date (defined in Section 2) (the “Earned PSUs”) will be based on (i) the Target Award and (ii) the Company’s performance against the performance measures set forth on Exhibit A, as well as on the other terms and conditions of this Agreement.  Each Earned PSU gives the Participant the unsecured right to receive, subject to the terms and conditions of the Plan and this Agreement, one share of the Company’s common stock (a “Common Share”).  The Participant shall not be required to pay any additional consideration for the issuance of the Common Shares upon settlement of the Earned PSUs.

2.           Vesting Schedule.  Subject to earlier termination and cancellation, and unless previously vested, in each case in accordance with the Plan or this Agreement, the Earned PSUs shall vest in full on the third anniversary of the Date of Grant (the “Scheduled Vesting Date”).

3.           Settlement.  Each Earned PSU shall be settled by delivery of one Common Share within thirty (30) days following the Scheduled Vesting Date (the “Settlement Date”).

4.           Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason other than retirement, termination without Cause, resignation for Good Reason, death or Disability, the Target Award shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein (“Cause” and “Good Reason” having the meanings set forth in Section 7 of this Agreement).

5.           Retirement; Termination without Cause; Resignation for Good Reason; Death; Disability.  Subject to Section 6 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s retirement, termination without Cause, resignation for Good Reason, death or Disability (“Cause” and “Good Reason” having the meanings set forth in Section 6 of this Agreement), the Participant (or the Participant’s estate or beneficiary) shall be entitled to 100% of the Earned PSUs, subject to the other terms of this Agreement, as if the Participant’s employment or other service had not terminated.  Earned PSUs will be settled on the Settlement Date.

6.           Change of Control.  In the event of a Change of Control other than the Initial Public Offering of the Company or its successor, prior to the Scheduled Vesting Date, a number of Earned PSUs shall be calculated for the Participant and shall be equal to the greater of:

(i)           The number of PSUs that would be considered Earned PSUs based on the most recent fiscal year end results of the Company; and

(ii)           The number of PSUs included in the Target Award.

If the successor company fails to assume such Earned PSUs and this Agreement or provide a substitute therefore by the consummation of the Change of Control, they shall vest and be settled in accordance with Section 3 upon consummation of the Change of Control.    To the extent the successor company (or a subsidiary or parent thereof) assumes such Earned PSUs or provides a substitute therefor on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change of Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, the Earned PSUs shall become fully vested and shall be settled in accordance with Section 3.  For purposes of this Section 6, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment or service agreement with the Company or any of its Affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 6, the term “Good Reason” shall mean (x) with regard to any Participant who is party to an employment or service agreement with the Company or any of its Affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

7.           Nontransferability of PSUs.  Unless otherwise determined by the Committee pursuant to the terms of the Plan, PSUs may not be sold, pledged, or otherwise transferred except by the laws of descent and distribution.  The Common Shares acquired pursuant to the PSUs shall be subject to the Shareholders Agreement.

8.           Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to the Target Award or Earned PSUs prior to settlement.  Upon settlement, the Participant shall have all rights as a shareholder with respect to the Common Shares delivered to the Participant, if any, including, without limitation, voting rights and the right to receive dividends.

9.           Dividend Equivalents.  If, after the Date of Grant and prior to the applicable Settlement Date, dividends with respect to the Common Shares are declared or paid by the Company, the Participant, upon settlement of Earned PSUs in accordance with Section 3, shall be entitled to receive dividend equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Common Share, if any, during such period multiplied by the number of Earned PSUs.  Dividend equivalents will be subject to the same terms and conditions of this Agreement applicable to PSUs.  The dividend equivalents will be paid on the applicable Settlement Date for the underlying Earned PSUs in cash or Common Shares, as determined by the Company in its discretion.  If the underlying Earned PSUs are cancelled prior to the applicable Settlement Date for any reason, any accrued and unpaid dividend equivalents shall be cancelled.

10.           No Entitlements.

(a)           No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of the Target Award, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(b)           No Right to Future Awards.  The Target Award of PSUs and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of PSUs or any other equity-based award at any time in the future or in respect of any future period.

11.           Taxes and Withholding.  The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the settlement of the Earned PSUs. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding Common Shares that would otherwise be received by such individual upon settlement of the Earned PSUs.  The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

12.           Securities Laws

.  Regardless of whether the offering and sale of options or Common Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Agreement, provided that such restrictions upon the sale, pledge or other transfer of such Shares be no greater than such restrictions on the sale, pledge or other transfer of Shares owned by Star Atlantic Waste Holdings II, L.P. (“SAWH”) or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

13.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Common Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND DRAG-ALONG RIGHTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE SHAREHOLDERS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES IS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Common Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Shareholders Agreement or (ii) to treat as owner of such Common Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Shares shall have been so transferred.

14.           Shareholders Agreement.  No Common Shares shall be issued pursuant to PSUs until the Participant executes a Joinder Agreement whereby the Participant agrees to be bound by the provisions of the Shareholders Agreement.

15.           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering (as defined in this Section 15), the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred and eighty (180) days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to such Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company and its underwriters shall be beneficiaries of the agreement set forth in this Section 15.  This Section 15 shall not apply to Common Shares registered in a public offering under the Securities Act, and the Participant shall be subject to this Section 15 only if the directors and officers of the Company are subject to similar arrangements.  “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar public market system.  Notwithstanding the foregoing, the restrictions of the Market Standoff provided herein shall be no greater than the restrictions imposed upon the Common Shares owned by SAWH or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

16.           Miscellaneous Provisions.

(a)           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)           Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)           Incorporation of Plan; Entire Agreement.  This Agreement, the Target Award and the Earned PSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)           Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to PSUs without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Earned PSUs are not subject to taxes, interest and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 4 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 16(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the PSUs in any manner that is consistent with the Plan and approved by the Committee.

(f)           Section 409A.

(i)           The Earned PSUs are intended to constitute “short-term deferrals” for purposes of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”).  If any provision of the Plan or this Agreement would, in the reasonable good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of a penalty tax under Section 409A, the Committee may modify the terms of the Plan or this Agreement, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.  This Section 16(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Earned PSUs will not be subject to taxes, interest and penalties under Section 409A.

(ii)           Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Earned PSUs constitute deferred compensation for purposes of Section 409A and Participant is a “Specified Employee” (within the meaning of the Committee’s established methodology for determining “Specified Employees” for purposes of Section 409A), no payment or distribution of any amounts with respect to the Earned PSUs that are subject to Section 409A may be made before the first business day following the six (6) month anniversary from the Participant’s Separation from Service from the Company Group (as defined in Section 409A) or, if earlier, the date of the Participant’s death.

(g)           Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 8.

(h)           Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(i)           Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date:

Exhibit A:  Performance Vesting Criteria

Calculation of the Earned PSUs will be based on the following factors, which shall be weighted as follows:

•	EBITDA: 50%

•	Free Cash Flow: 30%

•	Revenue to Plan (excluding fuels surcharges, commodities and landfill gas sales): 20%

Performance with respect to the aforementioned performance factors at the following levels will result in earning the following percentages of PSUs.  Performance in between the various levels articulated below will be linearly interpolated.

Attainment %	Earned PSUs %
<90%	0%
90%	25%
93%	44%
95%	63%
98%	81%
100%	100%
102%	115%
104%	130%
106%	145%
108%	160%
110%	175%

Performance will be measured separately for each of the three years in the Performance Period against Performance Targets set by the Committee for each of those years based on Advanced Disposal Services, Inc.’s budget.  Such Performance Targets will be communicated annually to the Participant.  The total number of Earned PSUs at the conclusion of the three-year Performance Period will be the sum of PSUs earned with respect to each individual year in the Performance Period.